Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

SPAR Group, Inc. 401(k) Profit Sharing Plan

White Plains, New York 10604

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-07377, 333-53400, 333-73000, 333-73002, 333-152706, 333-72998 and 333-189964) of SPAR Group, Inc. of our report dated July 15, 2014, relating to the financial statements and supplemental schedule of the SPAR Group, Inc. 401(k) Profit Sharing Plan which appear in this Form 11-K for the year ended December 31, 2013.

/s/BDO USA, LLP

Troy, Michigan

July 15, 2014